UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2010 (December 21, 2010)

DynaVox Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34716	27-1507281
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

2100 Wharton Street, Suite 400, Pittsburgh, PA 15203

(Address of Principal Executive Offices) (Zip Code)

(412) 381-4883

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 21, 2010, DynaVox Systems LLC (the “Borrower”), DynaVox Intermediate LLC, DynaVox Services Inc., Blink-Twice LLC, Mayer-Johnson LLC, DynaVox International Holdings Inc., and Eye Response Technologies, Inc. (all of which are subsidiaries of DynaVox Inc. (the “Company”)) entered into the Third Amendment to Credit Agreement (the “Amendment”) with GE Business Financial Services Inc., for itself as a lender and as agent for the several financial institutions from time to time party to the Third Amended and Restated Credit Agreement dated as of June 23, 2008, as amended, modified, restated or otherwise supplemented from time to time (the “Credit Agreement”), and such other lenders signatories to the Amendment. The Amendment was sought by the Borrower to address the impact of the one time pre-IPO distribution of $10.0 million on the Fixed Charge Coverage Ratio for the 12-month period ending December 31, 2010.  The Company is confident that it will be in full compliance with the covenants in the Credit Agreement as of the end of the second quarter of fiscal year ending December 31, 2010.

The Amendment (1) modifies the calculation of the Fixed Charge Coverage Ratio (which is calculated by dividing the sum of cash interest expense (net of interest income), cash taxes paid, scheduled principal payments on all debt, restricted cash distributions and management fees paid to Vestar Capital Partners and other certain pre-IPO owners by operating cash flow) for the 12-month period ending December 31, 2010 to exclude from the definition of restricted cash distributions a $10.0 million distribution made by the Borrower in March 2010; (2) modifies the calculation of the ratios of net senior debt to Adjusted EBITDA and net total debt to Adjusted EBITDA by limiting the ability of the Borrower to net cash and cash equivalents from total debt and senior debt to only any 12-month period in which Adjusted EBITDA for such period is greater than $30.0 million, whereupon the amount of cash and cash equivalents that may be so netted is limited to $5.0 million; and (3) modifies an affirmative covenant relating to information to be provided to the lenders to require the Borrower to provide monthly financial statements of the Company and its subsidiaries within 30 days of the end of each month commencing with the month ending November 30, 2010.

Certain of the lenders under the Amendment, or their affiliates, have provided, and may in the future from time to time provide, certain commercial and investment banking, financial advisory and other services in the ordinary course of business for the Company and its subsidiaries, for which they have in the past and may in the future receive customary fees and commissions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVOX INC.

	By:	/s/ Kenneth D. Misch
		Name:	Kenneth D. Misch
		Title:	Chief Financial Officer

Date: December 23, 2010